Exhibit 5.2

1114 Avenue of the Americas, 23rd Floor
New York, New York 10036.7703 USA

P. 212.880.6000 | F. 212.682.0200

79 Wellington St. W., 30th Floor

Box 270, TD South Tower

Toronto, Ontario M5K 1N2 Canada

P. 416.865.0040 | F. 416.865.7380

www.torys.com

February 11, 2025

Thomson Reuters Corporation

19 Duncan Street

Toronto, Ontario

M5H 3H1, Canada

TR Finance LLC

2900 Ames Crossing Road, Suite 100

Eagan, Minnesota 55121 USA

Thomson Reuters Applications Inc.

2900 Ames Crossing Road, Suite 100

Eagan, Minnesota 55121 USA

Thomson Reuters (Tax & Accounting) Inc.

2395 Midway Road

Carrollton, Texas 75006 USA

West Publishing Corporation

2900 Ames Crossing Road, Suite 100

Eagan, Minnesota 55121 USA

RE: Registration Statement on Forms F-10 and F-4

Ladies and Gentlemen:

We have acted as special Ontario and New York counsel for Thomson Reuters Corporation, a corporation organized under the laws of Ontario, Canada (“TRC”) and TR Finance LLC, a Delaware limited liability company (“TR Finance”), and each of Thomson Reuters Applications Inc., a corporation organized under the laws of Delaware (“TR Applications”), Thomson Reuters (Tax & Accounting) Inc., a corporation organized under the laws of Texas (“TR T&A”) and West Publishing Corporation, a corporation organized under the laws of Minnesota (“West Publishing”, and together with TR Applications and TR T&A, the “Subsidiary Guarantors” and together with TR Finance and TRC, the “Registrants”) in connection with the joint filing by the Registrants of a Registration Statement on Forms F-10 and F-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission on the date hereof for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the proposed issuance of the debt securities listed on Schedule A hereto to be issued by TR Finance (the “Debt Securities”) and the guarantees thereof by each of TRC and the Subsidiary Guarantors (the “Guarantees”) in exchange for outstanding debt securities of TRC (the “Existing Debt Securities”). The Debt Securities will be issued pursuant to an indenture (the “Indenture”) to be entered into among TR Finance, as the issuer, TRC and the Subsidiary Guarantors, as guarantors, and Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas, as co-trustees (together, the “Trustees”), and certain supplemental indentures to the Indenture among TR Finance, as issuer, TRC and the Subsidiary Guarantors, as guarantors, and the Trustees, as co-trustees (each, a “Supplemental Indenture”), forms of which are being filed as exhibits to the Registration Statement.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) the Indenture, each of the Supplemental Indentures, the Debt Securities and all other documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof when executed and delivered by the parties thereto, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and directors or managers, as the case may be, and officers of the Registrants that we reviewed were and are accurate, (vii) all representations made by the Registrants as to matters of fact in the documents that we reviewed were and are accurate and (viii) the Indenture, each of the Supplemental Indentures and the Guarantees have been duly authorized by each of the parties thereto (other than TRC, TR Finance and TR Applications). We have also assumed that each of TR T&A and West Publishing is validly existing, has the requisite power to enter into the Indenture and any Supplemental Indenture and has duly authorized entering into the Indenture and any Supplemental Indenture under the laws of Texas and Minnesota, respectively.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming the Indenture and the Supplemental Indentures have been duly authorized by the Trustees, and when (i) the Indenture and the Supplemental Indentures have been executed and delivered by the Registrants and the Trustees; and (ii) such Debt Securities and Guarantees have been duly executed, authenticated (as applicable), issued and delivered in exchange for the Existing Debt Securities in the manner contemplated by the Registration Statement and in accordance with the Indenture and the Supplemental Indentures, such Debt Securities will constitute valid and binding obligations of TR Finance and the Guarantees will constitute valid and binding obligations of TRC and the Subsidiary Guarantors, in each case enforceable in accordance with their terms, and in each case subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, or any provisions for indemnity or contribution or other provisions that may be limited by public policy considerations; or (y) the effect of any applicable bankruptcy, insolvency, moratorium, arrangement or winding-up laws, or fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) shall have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (ii) the Registration Statement shall have complied with all applicable laws at the time the Debt Securities are issued as contemplated by the Registration Statement; and (iii) the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended. Further, we have assumed that, at or prior to the time of the delivery of the Debt Securities and the Guarantees, (i) all corporate or other action required to be taken by the Registrants to duly authorize the issuance of the Debt Securities and the Guarantees shall remain in full force and effect; (ii) the Indenture, the Supplemental Indentures, the Debt Securities and the Guarantees are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Registrants); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Indenture, the Supplemental Indentures, the Debt Securities and the Guarantees. We have also assumed that the execution, delivery and performance by the Registrants of the Debt Securities or Guarantees, as applicable, whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon any of the Registrants.

We are qualified to practice law in the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Ontario (and the federal laws of Canada applicable therein), (b) the laws of the State of New York, (c) the Limited Liability Company Act of the State of Delaware (the “DLLCA”) and (d) the General Corporation Law of the State of Delaware (the “DGCL”), in each case, in force at the date of this opinion letter. Notwithstanding the foregoing and our opinion above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the Indenture, the Supplemental Indentures or the issuance and exchange of the Debt Securities or Guarantees. All opinions expressed in this letter concerning the laws of the Province of Ontario (and the federal laws of Canada applicable therein) have been given by members of the Law Society of Ontario and all opinions expressed in this letter concerning the laws of New York, the DLLCA and the DGCL have been given by members of the Bar of the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP

SCHEDULE A

Debt Securities

1.	3.350% Notes due 2026

2.	5.850% Notes due 2040

3.	4.500% Notes due 2043

4.	5.650% Notes due 2043

5.	5.500% Debentures due 2035